UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2020
SOUTHWEST AIRLINES CO.
__________________________________________
(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
_____________________	_____________	______________
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P. O. Box 36611
Dallas,	Texas	75235-1611
_________________________________		___________
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code:   (214) 792-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($1.00 par value)	LUV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01    Regulation FD Disclosure.
Southwest Airlines Co. (the "Company") is providing guidance regarding its second quarter 2020 financial and operational trends.

The Company experienced weak passenger demand and bookings in April 2020 due to the novel coronavirus COVID-19 pandemic. The Company’s preliminary April 2020 operating revenues decreased, year-over-year, in the range of 90 to 95 percent; available seat miles (ASMs, or capacity) decreased approximately 58 percent, year-over-year; and load factor was approximately 8 percent; all relatively in line with the Company's previous estimations.

The Company has recently experienced a modest improvement in passenger demand, bookings, and trip cancellations, resulting in month-to-date net positive bookings through May 18, 2020, where new passenger bookings outpaced trip cancellations. The Company's month-to-date net positive bookings represent a reversal in the net negative booking trends experienced during the majority of March and April 2020, where trip cancellations outpaced new passenger bookings. For May 2020, operating revenues are currently estimated to decrease, year-over-year, in the range of 85 to 90 percent; capacity is estimated to decrease in the range of 60 to 70 percent, year-over-year; and load factor is estimated to be in the range of 25 to 30 percent. This compares to the Company’s previous estimations of May 2020 operating revenues decreasing, year-over-year, in the range of 90 to 95 percent; capacity decreasing in the range of 60 to 70 percent, year-over-year; and load factor in the range of 5 to 10 percent.

The Company has also recently experienced a modest improvement in passenger demand and bookings in June 2020, with operating revenues currently estimated to decrease, year-over-year, in the range of 80 to 85 percent; capacity estimated to decrease in the range of 45 to 55 percent, year-over-year; and load factor estimated to be in the range of 35 to 45 percent. The revenue environment remains uncertain and may require additional capacity reductions depending on passenger demand.

The Company continues to estimate its average daily core cash spending to be in the range of $30 million to $35 million in second quarter 2020, which represents the sum of cash expenses, capital expenditures, and debt service obligations. Further, including the estimated benefit of operating revenues, net of estimated trip cancellations, the Company currently estimates its average daily core cash burn to be approximately $25 million in second quarter 2020, with an estimated average daily core cash burn in the low-$20 million range in June 2020. The Company's average core cash spending and core cash burn estimates exclude proceeds from financing transactions and the Payroll Support Program (PSP) as part of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act).

The Company currently has cash and short-term investments of approximately $13.0 billion. Since the beginning of 2020, the Company has raised approximately $13.9 billion, net, including $10.0 billion in financings and sale-leaseback transactions, $2.2 billion through a common stock offering, and $1.6 billion of PSP proceeds. The Company expects to receive the remaining $205 million in proceeds from its recent sale-leaseback transactions in June 2020, as well as the additional $1.6 billion of PSP proceeds by July 2020. The Company recently repaid approximately $2.0 billion of its 364-day secured term loan and the full $1.0 billion under its revolving credit facility. Based on current cash and short-term investments, the remaining proceeds from recent sale-leaseback transactions and PSP to be received by July 2020, and estimated average daily cash burn in June 2020 in the low-$20 million range, the Company currently estimates approximately 20 months of liquidity1. The Company currently has unencumbered assets worth approximately $7.5 billion, including approximately $5.5 billion in aircraft; has adjusted debt2 to average invested capital (leverage) of 49 percent; and is the only U.S. airline with an investment-grade rating by all three rating agencies.

The information furnished in this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

1Estimated months of liquidity is calculated as current cash and short-term investments of $13.0 billion, plus $205 million in proceeds from sale-leaseback transactions to be received in June 2020 and $1.6 billion in PSP proceeds to be received by July 2020, less the estimated average daily core cash burn in the low-$20 million range for June 2020, or approximately $700 million on a monthly basis, until cash and short-term investments are depleted. This estimate assumes no change in the current passenger demand environment or current cost or capital spending trends, assumes no further financing transactions, and is meant only as a measure of the Company's current liquidity levels in relation to the uncertain revenue environment. The calculation also assumes a $500 million bullet maturity payment in fourth quarter 2020, and that the Company refinances the remaining $1.7 billion of its 364-day secured term loan due March 2021.

2Adjusted debt is calculated as short-term and long-term debt including the average net present value of aircraft rentals related to operating leases.

Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specific forward-looking statements include, without limitation, statements related to (i) the Company’s financial position, outlook, and projected results of operations; (ii) the Company’s capacity expectations; (iii) the Company's expectations with respect to liquidity, including its plans and assumptions for capital spending and the repayment of debt obligations; and (iv) the Company’s expectations about future receipts pursuant to sale-leaseback transactions and receipts pursuant to the PSP under the CARES Act. Forward-looking statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors include, among others, (i) the extent of the impact of the COVID-19 pandemic, including the duration, spread, severity, and any recurrence of the COVID-19 pandemic, the duration and scope of related government orders and restrictions, and the extent of the impact of the COVID-19 pandemic on overall demand for air travel and the Company’s access to capital; (ii) the impact of fears or actual outbreaks of infectious disease, economic conditions, governmental actions, extreme or severe weather and natural disasters, fears of terrorism or war, actions of competitors (including, without limitation, pricing, scheduling, capacity, and network decisions, and consolidation and alliance activities), fuel prices, consumer perception, and other factors beyond the Company's control, on consumer behavior and the Company's results of operations and business decisions, plans, strategies, and results; (iii) the U.S. Treasury’s right pursuant to the PSP to amend the documents or require new or additional conditions of the payroll support in ways that may be materially adverse to the Company; (iv) the enactment or adoption of future laws, statutes, and regulations and interpretation or enforcement of current and future laws, statutes, and regulations that affect the terms or application of the PSP documents and that may have a material adverse effect on the Company; (v) the Company's dependence on third parties and the impact to the Company of any third party delays or non-performance; and (vi) other factors, as described in the Company's filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020. Caution should be taken not to place undue reliance on the Company’s forward-looking statements, which represent the Company’s views only as of the date this report is filed. The Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST AIRLINES CO.

May 19, 2020	By:	/s/ Tammy Romo

Tammy Romo
Executive Vice President & Chief Financial Officer
(Principal Financial and Accounting Officer)